Exhibit 99.1

Pharmasset, Inc. 303-A College Road East Princeton, NJ 08540 U.S.A. Phone: (609) 613-4100 Fax: (609) 613-4150 www.pharmasset.com Nasdaq: VRUS

COMPANY PRESS RELEASE

Pharmasset Reports First Fiscal Quarter 2008 Financial Results

Princeton, NJ – (February 14, 2008) – Pharmasset, Inc. (Nasdaq: VRUS), a clinical stage pharmaceutical company committed to discovering, developing and commercializing novel drugs to treat viral infections, reported unaudited financial results for the first fiscal quarter of 2008 ended December 31, 2007. Pharmasset reported a net loss attributable to common stockholders of $12.2 million, or ($0.57) per share for the first fiscal quarter of 2008, as compared to net income attributable to common stockholders of $3.6 million, or $0.33 per diluted share for the same period in fiscal 2007.

Revenues were $0.5 million during the first fiscal quarter of 2008, which consisted of the amortization of payments received from Roche from the hepatitis C virus (HCV) collaboration agreement that were previously recorded as deferred revenue. Revenues for the same period in fiscal 2007 were $8.1 million, which included a $7.5 million milestone payment received from Roche. Investment income was $0.9 million during the first fiscal quarter of 2008 compared to $0.4 million during the same period in 2007. The $0.5 million increase in the first fiscal quarter of 2008 was due to higher average invested cash balances.

Total costs and expenses for the first fiscal quarter of 2008 were $13.2 million as compared to $4.6 million for the same period in fiscal 2007. The $8.6 million increase in operating expenses for the first fiscal quarter of 2008 was primarily due to a $7.0 million increase in Phase 3 registration clinical trial expenses for clevudine for the treatment of chronic hepatitis B virus (HBV) infection, as well as approximately $1.6 million in drug discovery, compensation, insurance, audit and non-cash stock compensation expenses. Interest expense was $0.4 million during the first fiscal quarter of 2008 compared to $1,800 during the same period in fiscal 2007. The increase was primarily due to interest paid on the $10.0 million of long-term debt we incurred during October 2007.

At December 31, 2007, Pharmasset held $61.5 million in cash and cash equivalents and approximately $1.3 million of short-term investments.

“We collected preliminary results of the R7128 combination study for the treatment of HCV in the first fiscal quarter of 2008, and we look forward to orally presenting the final results of these two cohorts at the 43rd Annual Meeting of the European Association for the Study of the Liver (EASL) in April 2008,” stated Schaefer Price, Pharmasset’s Chief Executive Officer. “The rapid advancement of the R7128 program is a tribute to the productivity of our HCV collaboration with Roche and our communications with the FDA. We are currently focused on planning a 12-week Phase 2b combination study of R7128 with Pegasys plus Copegus, continuing clevudine HBV patient enrollment and nominating a lead preclinical candidate from our proprietary HCV discovery efforts.”

First Fiscal Quarter 2008 Highlights

•	Commenced and subsequently completed dosing two cohorts in 4-week combination study of R7128 with Pegasys® plus Copegus® for the treatment of HCV.

•	Received fast track designation from the FDA for R7128 for the treatment of HCV.

•	Entered antiviral research collaboration with the University of Cincinnati’s Genome Research Institute.

•	Appointed Michael Rogers as Chief Development Officer and Patrick T. Higgins as Executive Vice President, Marketing & Sales.

•	Presented R7128 Phase 1 single ascending dose and 14-day monotherapy study results for the treatment of HCV.

•	Discovered a new series of proprietary nucleoside analogs that have demonstrated potent anti-HCV activity.

Anticipated Highlights

•

Oral presentation of the final safety and efficacy data from two cohorts from the third part of a Phase 1 study of R7128 following 4 weeks of combination therapy with Pegasys plus Copegus at the 43rd Annual Meeting of the European Association for the Study of the Liver (EASL) being held from April 23-27, 2008 in Milan, Italy.

•	Complete HBV patient enrollment for clevudine Phase 3 registration clinical trials in the second calendar half of 2008.

•

Initiate HCV patient screening for a 12-week Phase 2b combination study of R7128 with Pegasys plus Copegus in the fourth calendar quarter of 2008, assuming the successful completion of the on-going R7128 Phase 1 study, transfer of our IND for R7128 to Roche, consent from the FDA and timely completion of all required Phase 2b study preparation activities.

•	Conducting preclinical studies of a proprietary anti-HCV nucleoside analog to support first-in-human clinical trials, once a lead compound has been nominated from the series.

About Pharmasset

Pharmasset is a clinical-stage pharmaceutical company committed to discovering, developing and commercializing novel drugs to treat viral infections. Pharmasset’s primary focus is on the development of oral therapeutics for the treatment of hepatitis B virus (HBV), hepatitis C virus (HCV) and human immunodeficiency virus (HIV).

Pharmasset is currently developing three product candidates. Clevudine, for the treatment of chronic HBV infection, is enrolling Phase 3 clinical trials for registration in North, Central and South America and Europe. Clevudine is already approved for HBV in South Korea and marketed by Bukwang Pharmaceuticals in South Korea under the brand name Levovir. R7128, an oral treatment for chronic HCV infection, is in a 4-week Phase 1 clinical trial in combination with Pegasys plus Copegus through a strategic collaboration with Roche. Racivir, which is being developed for the treatment of HIV in combination with other approved HIV drugs, has completed a Phase 2 clinical trial.

Contact

Alan Roemer, Vice President

Investor Relations & Corporate Communications

alan.roemer@pharmasset.com

Office: (609) 613-4125

Pegasys® and Copegus® are registered trademarks of Roche.

Forward-Looking Statements

Pharmasset “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties, including without limitation the risk that adverse events could cause the cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that we will fail to present final safety and efficacy data from a Phase 1, Part 3 multiple ascending dose study, the risk that we cannot enroll enough patients for the Phase 3 registration clinical trial for clevudine, the risk that we will fail to initiate a Phase 2b combination study of R7128 with Pegasys plus Copegus in the fourth calendar quarter of 2008, the risk that our collaboration with Roche will not continue or will not be successful and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the Securities and Exchange Commission entitled “Risk Factors” and discussions of potential risks and uncertainties in our subsequent filings with the Securities and Exchange Commission.

PHARMASSET, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE NET INCOME (LOSS)

(UNAUDITED)

	Three Months Ended December 31,
	2007	2006
REVENUES	$464,291	$8,116,584

COSTS AND EXPENSES:
Research and development	10,550,371	2,561,485
General and administrative	2,619,745	2,055,038

Total costs and expenses	13,170,116	4,616,523

OPERATING INCOME (LOSS)	(12,705,825)	3,500,061

INVESTMENT INCOME	896,402	408,986
INTEREST EXPENSE	(363,176)	(1,841)

INCOME (LOSS) BEFORE INCOME TAXES	(12,172,599)	3,907,206
PROVISION FOR INCOME TAXES	—	—

NET INCOME (LOSS)	(12,172,599)	3,907,206
REDEEMABLE PREFERRED STOCK ACCRETION	—	284,197

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(12,172,599)	$3,623,009

COMPREHENSIVE NET INCOME (LOSS):
NET INCOME (LOSS)	$(12,172,599)	$3,907,206

UNREALIZED GAIN (LOSS) ON AVAILABLE-FOR-SALE INVESTMENTS	—	2,195

COMPREHENSIVE NET INCOME (LOSS):	$(12,172,599)	$3,909,401

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
STOCKHOLDERS PER SHARE:
BASIC	$(0.57)	$0.35
DILUTED	$(0.57)	$0.33
WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	21,263,668	10,504,693
DILUTED	21,263,668	11,009,257

PHARMASSET, INC.

BALANCE SHEETS

	As of December 31, 2007 (unaudited)	As of September 30, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$61,464,961	$68,745,694
Short-term investments	1,252,113	1,252,113
Amounts due under collaborative agreements	1,764,828	919,110
Prepaid expenses and other assets	1,700,240	783,311

Total current assets	66,182,142	71,700,228

EQUIPMENT AND LEASEHOLD IMPROVEMENTS:
Laboratory, office furniture and equipment	2,863,244	2,462,647
Leasehold improvements	1,836,553	1,836,553

	4,699,797	4,299,200
Less accumulated depreciation and amortization	(1,674,095)	(1,437,080)

Total equipment and leasehold improvements, net	3,025,702	2,862,120
OTHER ASSETS	487,793	1,282,051

TOTAL	$69,695,637	$75,844,399

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,709,847	$3,281,600
Accrued expenses	3,007,366	5,513,407
Deferred rent	124,462	124,462
Current portion of capital lease obligation	162,265	159,440
Deferred revenue	1,857,136	1,857,136

Total current liabilities	6,861,076	10,936,045

DEFERRED RENT	172,883	204,256
NON CURRENT PORTION OF CAPITAL LEASE OBLIGATION	—	41,641
DEFERRED REVENUE	5,261,840	5,726,131
LONG-TERM DEBT	9,520,800	—

Total liabilities	21,816,599	16,908,073

COMMITMENTS

STOCKHOLDER’S EQUITY
Common Stock, $0.001 par value, 100,000,000 shares authorized, 21,288,614 and 21,232,991 shares issued and outstanding at December 31, 2007 and September 30, 2007, respectively	21,289	21,233
Warrants to purchase 66,390 shares of common stock for $12.05 per share, exercisable starting September 30, 2007	526,720	526,720
Additional paid-in capital	116,633,456	115,518,201
Accumulated other comprehensive income	4,405	4,405
Accumulated deficit	(69,306,832)	(57,134,233)

Total stockholders’ equity	47,879,038	58,936,326

TOTAL	$69,695,637	$75,844,399